UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016 (December 29, 2016)

GP INVESTMENTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 E. 52nd Street, Suite 5003
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-4340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On December 29, 2016, GP Investments Acquisition Corp. (the “Company”) held its 2016 annual meeting of shareholders at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, NY 10036 (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 19,335,813 ordinary shares of the Company, representing 89.7% of the voting power of the Company’s ordinary shares as of November 30, 2016, the record date for the Annual Meeting, and constituting a quorum for the transaction of business at the Annual Meeting.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	to elect one director to serve as the Class A director on the Company’s Board of Directors (the “Board”) until the 2019 annual meeting of shareholders or until his successor is elected and qualified; and

2.	to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2016. The voting results for each of these proposals are set forth below.

1.	Election of Fernando d’Ornellas Silva as Class A Director

For	Against	Abstain
15,243,091	2,419,600	0

Based on the votes set forth above, Mr. d’Ornellas Silva was duly elected to serve as the Class A director on the Company’s Board until the 2019 annual meeting of shareholders or until his successor is duly elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
19,335,813	0	0

Based on the votes set forth above, the Annual Meeting ratified the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

In addition, the Company currently expects to hold its 2017 annual meeting of shareholders by December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GP Investments Acquisition Corp.

Date: December 29, 2016	By:	/s/ Antonio Bonchristiano
	Name:	Antonio Bonchristiano
	Title:	Chief Executive Officer